Exhibit 23.2


                [Arthur Andersen LLP Letterhead]



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTS



To Nortek, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1997 included in Nortek, Inc.'s Form 10-K for the year ended December 31, 1996.



                                   /s/ARTHUR ANDERSEN LLP







October 30, 1997